Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (No. 333-261100) of iPower Inc. (the “Company”) of our report dated September 14, 2023, with respect to the Company’s consolidated financial statements as of and for the years ended June 30, 2023 and 2022, respectively, which appears in the Annual Report on Form 10-K of the Company for the year ended June 30, 2023.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ UHY LLP

Irvine, California

September 15, 2023